                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              Shoe Pavilion, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                             [SHOE PAVILION LOGO]
                              SHOE PAVILION, INC.

                           3200-F Regatta Boulevard
                          Richmond, California 94804

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      Wednesday, May 30, 2001, 10:30 A.M.

To Our Stockholders:

  Notice is hereby given that the Annual Meeting of Stockholders of Shoe Pavilion, Inc. (the "Company") will be held at 3200-F Regatta Boulevard, Richmond, California, 94804, on Wednesday, May 30, 2001, at 10:30 A.M. (local time) for the following purposes:

  (1) To elect four directors (Proposal 1);

  (2) To ratify the selection of Deloitte & Touche LLP as independent auditors for the year ending December 29, 2001 (Proposal 2); and

  (3) To transact such other business as may properly come before the meeting.

  Only stockholders of record on the books of the Company as of 5:00 P.M., April 6, 2001, are entitled to notice and will be entitled to vote at the meeting and any adjournment thereof.

Dated: April 25, 2001

                                          By Order of the Board of Directors

                                          /s/ John D. Hellmann
                                          John D. Hellmann, Secretary


--------------------------------------------------------------------------------
   STOCKHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED
 PROXY AS PROMPTLY AS POSSIBLE.
--------------------------------------------------------------------------------

                              SHOE PAVILION, INC.

                           3200-F Regatta Boulevard
                          Richmond, California 94804

                                PROXY STATEMENT

  The enclosed proxy is solicited by the Board of Directors of Shoe Pavilion, Inc. (the "Company") to be used at the Annual Meeting of Stockholders on May 30, 2001, and at any adjournment thereof for the purposes set forth in the foregoing notice. This proxy statement and the enclosed form of proxy were first sent to stockholders on or about April 30, 2001.

  If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted as recommended by the Board of Directors. The Company's Board of Directors does not know of, and does not presently intend to bring, any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of the Annual Meeting. As to any other business that may properly come before the Annual Meeting, including any motion made for adjournment of the Annual Meeting (including for purposes of soliciting additional votes for election of directors and/or for any other proposal), the proxy will confer discretionary authority on the proxy holders to vote all shares covered by the proxy cards in their discretion. Any stockholder signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to or at the Annual Meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy, or by attendance at the Annual Meeting and voting in person.

                               VOTING SECURITIES

  Only stockholders of record on the books of the Company as of 5:00 P.M., April 6, 2001, will be entitled to vote at the Annual Meeting.

  As of the close of business on March 31, 2001, there were outstanding 6,800,000 shares of Common Stock of the Company. Each of the Company's stockholders is entitled to one vote for each share of common stock held as of the Record Date. The holders of a majority of the outstanding shares of the stock of the Company, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof.

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. With regard to the election of directors, votes may be cast "For" or "Withhold Authority" for each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Director elections are determined by a plurality of shares of common stock represented in person or by proxy and voting at the Annual Meeting. The ratification of the selection of Deloitte & Touche LLP as independent auditors for the Company requires the affirmative vote of the holders of the majority of the shares present or represented by proxy at the Annual Meeting. If an executed proxy is returned and the stockholder has specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Annual Meeting for purposes of determining a quorum on all matters, but will not be considered to be represented at the Annual Meeting for purposes of calculating the votes cast with respect to such matter. Thus, while abstentions and broker non-votes will have no effect on the outcome of the election of directors, abstentions and broker non-votes will have the same effect as negative votes on the proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for the year ending December 29, 2001.

  Recently, the Securities and Exchange Commission (the "SEC") amended its rule governing a company's ability to use discretionary proxy authority with respect to stockholder proposals which were not submitted by the shareholders in time to be included in the proxy statement. As a result of that rule change, in the event a shareholder proposal was not submitted to the Company prior to March 5, 2001, the enclosed proxy will confer authority on the proxy holders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the Annual Meeting. As of the date hereof, no stockholder proposal has been submitted to the Company, and management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the proxies solicited hereby will be voted by the proxy holders in accordance with the recommendations of the Board of Directors.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

  The persons named below are nominees for director to serve until the next Annual Meeting of Stockholders and until their successors shall have been elected. The nominees constitute the present Board of Directors except Denise Ellwood, who is standing for election to the Board of Directors for the first time. In the absence of instructions to the contrary, shares represented by the proxy will be voted and the proxies will vote for the election of all such nominees to the Board of Directors. If any of such person is unable or unwilling to be a candidate for the office of director at the date of the Annual Meeting, or any adjournment thereof, the proxy holders will vote for such substitute nominee as shall be designated by the proxies. The management has no reason to believe that any of such nominees will be unable or unwilling to serve if elected a director. Set forth below is certain information concerning the nominees, which is based on data furnished by them.

                                                                                     Served as
 Nominees for           Business Experience During Past Five Years and               Director
 Director         Age                 Other Information                                Since
 ------------     ---   ----------------------------------------------               ---------
 Dmitry Beinus...  49  Dmitry Beinus has served as Chairman of the Board,              1979
                       President and Chief Executive Officer of the Company and
                       was its sole stockholder from the founding of the Company
                       in 1979 until 1998.

 David H.              David H. Folkman is President, Director and Chief              1997
  Folkman........  66  Executive Officer of On-Site Dental Care, Inc, a private early stage start-up company. Mr. Folkman has served as a
                       Principal with Regent Pacific Management Corporation, a
                       management consulting firm since 1995, a position he also
                       held from 1991 to 1993. From October 1998 to April 1999,
                       Mr. Folkman also served as President of Natural Wonders,
                       Inc., a national specialty retailer of nature and science
                       merchandise. On December 17, 2000, Natural Wonders filed a petition for relief under Chapter 11 in the United States
                       Bankruptcy Court. From 1993 to 1995, Mr. Folkman served as
                       President and Chief Executive Officer of Espirit de Corp,
                       an apparel manufacturer, wholesaler and retailer. From
                       1982 to 1987, Mr. Folkman served as the President and
                       Chief Executive Officer of Emporium, a 22-store division
                       of Carter Hawley Hale Stores, Inc. (now owned by Federated
                       Department Stores, Inc.). Mr. Folkman is a director of
                       Accrue Software, Inc.

 Peter G.
  Hanelt.........  56  Peter G. Hanelt has served as Chief Executive Officer and       1997
                       director of Natural Wonders, Inc., a national specialty
                       retailer of nature and science merchandise, since October
                       1998. On December 17, 2000, Natural Wonders filed a
                       petition for relief under Chapter 11 in the United States
                       Bankruptcy Court. Mr. Hanelt has also been a Principal with
                       Regent Pacific Management Corporation, a management
                       consulting firm, since April 1997. Mr. Hanelt served as
                       Chief Operating Officer and Chief Financial Officer of
                       Espirit de Corp, an apparel manufacturer, wholesaler and
                       retailer, and as President, Retail Division from 1995 to
                       1996. Mr. Hanelt is also a director of iWerks, Inc.

 Denise Ellwood..  43  Denise A. Ellwood has been with Natural Wonders, Inc, a national specialty retailer of nature and science merchandise, from July 1998 to date. She was promoted to Senior Vice President, General Merchandise Manager in May
                       2000, after having served as Divisional Merchandise Manager since December 1998 and Vice President, Merchandise
                       Planning & Allocations from July 1998. On December 17,
                       2000, Natural Wonders filed a petition for relief under Chapter 11 in the United States Bankruptcy Court. Prior to joining Natural Wonders, Ms. Ellwood held the position of Director--Product Development with Federated

                                                                              Served as
Nominees for         Business Experience During Past Five Years and Other     Director
Director      Age                         Information                           Since
------------  ---    ----------------------------------------------------     ---------
                  Department Stores, New York, from March 1996 to March 1997.
                  From July 1994 through December 1995, Ms. Ellwood held the position of Vice President, Merchandising Production for
                  Accessories and Footwear at Esprit de Corp, an apparel,
                  footwear and accessories manufacturer, wholesaler and
                  retailer. From October 1992 to June 1994, Ms. Ellwood was
                  the Owner/U.S. Distributor of the Don Schiel Collection,
                  Australia, a handmade tabletop line of anodized aluminum.

  None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors, nominees for director or executive officers of the Company. The Company's executive officers serve at the discretion of the Board of Directors.

                        FURTHER INFORMATION CONCERNING
                            THE BOARD OF DIRECTORS

Committees of the Board

  During 2000, the Board of Directors held five meetings and acted by unanimous written consent on a number of occasions. In 1998, after consummation of its initial public offering, the Company established an Audit and Compensation Committee. The Company does not have a Nominating Committee.

  The members of the Audit and Compensation Committee are David H. Folkman and Peter G. Hanelt. Among the functions performed by this committee in its capacity as an Audit Committee are to make recommendations to the Board of Directors with respect to the engagement or discharge of independent auditors, to review with the independent auditors the plan and results of the auditing engagement, to review the Company's internal auditing procedures and system of internal accounting controls and to make inquiries into matters within the scope of its functions. Among the functions performed by this committee in its capacity as a Compensation Committee are to review and make recommendations to the Board of Directors concerning the compensation of the key management employees of the Company and to administer the Company's equity incentive plan. The Audit and Compensation Committee held four meetings during 2000.

Attendance at Meetings

  During 2000, there were no members of the Board of Directors who attended fewer than 75% of the meetings of the Board of Directors and all committees of the Board on which they served.

Compensation of Directors

  Directors who are not employees of the Company are paid directors fees consisting of $8,000 per year. Under the Company's Non-Employee Director Stock Option Plan, Messrs. Folkman and Hanelt and Ms. Ellwood will each be granted at the Annual Meeting, and at each subsequent annual meeting at which they are reelected as directors, options to purchase 2,500 shares of common stock.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                                  PROPOSAL 2
                     RATIFICATION OF INDEPENDENT AUDITORS

  The Board of Directors has selected Deloitte & Touche LLP as independent auditors for the Company for the year ending December 29, 2001. Deloitte & Touche LLP has acted as auditors for the Company since 1990. Although action by the stockholders is not required by law, the Board of Directors has determined that it is desirable to request ratification of this selection by the stockholders of the Company. If the stockholders fail to approve the selection of such auditors, the Board of Directors will reconsider the selection.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

  Representatives of Deloitte & Touche LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                            EXECUTIVE COMPENSATION

Compensation of Executive Officers

  The compensation paid to the Company's Chief Executive Officer and the only other executive officer who received compensation in excess of $100,000 for services in all capacities to the Company and its subsidiaries during each of the last three years is as set forth below.

                          SUMMARY COMPENSATION TABLE

                                                                Long-Term Compensation
                                     Annual Compensation                Awards
                              --------------------------------- ----------------------
                                                   Other Annual Restricted Securities
Name and Principal                                 Compensation   Stock    Underlying     All Other
Position                 Year Salary ($) Bonus ($)    ($)(1)    Awards($)  Options (#) Compensation ($)
------------------       ---- ---------- --------- ------------ ---------- ----------- ----------------
Dmitry Beinus........... 2000  $300,000       --        --          --          --            --
 Chairman and Chief      1999  $300,000       --        --          --          --            --
 Executive Officer       1998  $250,000
Robert R. Hall.......... 2000  $118,000                                      15,000
 Vice President and      1999  $110,000   $ 5,011                   --           --           --
 Chief Operating Officer 1998  $110,000   $22,913       --          --       50,000           --

--------
(1) While the named executive officers enjoy certain perquisites, for the years 2000, 1999 and 1998 these did not exceed the lesser of $50,000 or 10% of each officer's salary and bonus.

  The following table sets forth certain information with respect to option exercises during 2000 and stock options held by each of the Company's executive officers as of December 30, 2000.

       AGGREGATED OPTION EXERCISES IN THE YEAR ENDING DECEMBER 30, 2000
                           AND YEAR-END OPTION VALUE

                                                      Number of Securities   Value of Unexercised
                                                     Underlying Unexercised  In-the-Money Options
                                                     Options at Year-End (#)   at Year-End ($)
                             Shares                  ----------------------- --------------------
                            Acquired       Value          Exercisable/           Exercisable/
          Name           On Exercise(#) Realized ($)      Unexercisable         Unexercisable
          ----           -------------- ------------ ----------------------- --------------------
Dmitry Beinus...........       --            --                     --               --
Robert R. Hall..........       --            --           25,000/40,000              0/0
John D. Hellmann........       --            --                0/70,000              0/0

Employment Agreements

  The Company has no employment agreements with its executive officers.

Compensation Committee Interlocks and Insider Participation

  During 2000, no executive officer of the Company served as a director, or as a member of any compensation committee, of any other for-profit entity.

Transactions with the Company

  From August 1988 to February 1998, the Company was treated for federal income tax purposes as a corporation subject to taxation under Subchapter S of the Code, and comparable state tax laws. As a result, the Company's earnings through the day preceding February 23, 1998 (the "Termination Date"), were taxed, with certain exceptions, for federal and certain state income tax purposes directly to Mr. Beinus. The Company has previously made distributions to Mr. Beinus to provide him with funds to assist in paying federal and state income taxes on the undistributed earnings of the Company. In connection with its initial public offering, the Company made an additional S corporation distribution of $7.8 million to Mr. Beinus, which approximately equaled the estimated earned and previously undistributed taxable S corporation income of the Company through the day preceding the Termination Date.

  The Company and Mr. Beinus have entered into an agreement (the "Tax Indemnification Agreement") providing that Mr. Beinus will indemnify the Company with respect to any federal, state or local corporate income taxes the Company is required to pay as a result of the Company's failure to qualify as an S corporation with respect to tax returns in which the Company reported its income as an S corporation. The Tax Indemnification Agreement further provides that the Company will indemnify Mr. Beinus on an after-tax basis with respect to any federal, state or local income taxes (plus interest and penalties) paid or required to be paid by him, and he will pay to the Company any refunds of federal, state or local income taxes (including interest received thereon) received by (or credited to) him, as a result of a subsequent adjustment in income of the Company with respect to any tax return in which the Company reported its income as an S corporation.

  In 1998, Mr. Beinus was a guarantor of the Company's credit facility with U.S. Bank. Under the Company's new credit facility with Wells Fargo Bank, Mr. Beinus is no longer a guarantor.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Audit and Compensation Committee of the Board of Directors, in its capacity as a compensation committee (as such, the "Compensation Committee") is responsible for establishing and administering the Company's policies and practices relating to compensation matters. In this regard, it approves all elements of compensation for executive officers and certain other senior management. The Compensation Committee also is responsible for evaluating the performance of executive officers and senior management. All members of the Compensation Committee are outside directors who are not eligible to participate in any of the compensation programs that the Compensation Committee oversees.

Overall Objectives and Programs

  The objective of the Company's executive compensation program is to provide compensation that will attract and retain executives, to provide incentives to enhance the profitability and growth of the Company, to motivate each executive toward the achievement of the Company's short and long-term financial and other goals, and to recognize the contributions of individuals as well as overall business results.

  In order to achieve this objective, the primary focus of the Compensation Committee has been on the competitiveness of each of the key elements of executive compensation--base salary, annual bonus plan and stock option grants--and the compensation package as a whole. Overall executive compensation is dependent not only upon quantitative factors directly related to the Company's short-term financial performance, but also qualitative factors that strengthen the Company's ability to enhance profitable growth over the long term, such as demonstrated leadership ability, management development, and anticipating and responding to changing market and economic conditions.

Base Salary

  The Compensation Committee reviews and approves base salary levels of executive officers annually, normally at the beginning of the year. Target levels are based on the level of responsibility, scope and complexity of the executive's position relative to other senior management positions internally, and the need to provide, when combined with the annual bonus, overall direct compensation at or above the average rates paid by comparably sized-companies. Salary increases are based upon periodic reevaluations of these factors and the performance of the executive in meeting individually assigned objectives.

  During 2000, the Compensation Committee reviewed the base salaries of the executive officers and adjusted those salaries based on an informal assessment of the competitive marketplace, the job performance of the respective individual and any changes in the scope of the duties and responsibilities assigned to each particular position. Although no specific formula was utilized in determining base salary levels, continued turnover of executive officers in the retail industry generally provides the Compensation Committee with a clear barometer of the competitive marketplace. The salary levels of new executive officers generally can be determined by the realities of this marketplace. As new senior management is hired, the Compensation Committee believes that the salary levels of other executive officers should be adjusted to reflect the scope and complexity of the existing executive's position relative to that of new senior management.

Annual Bonus

  The Compensation Committee believes that a significant portion of the total annual compensation of the Chief Executive Officer and other executive officers should be contingent on the performance of the Company. The objective of this plan is to attract, retain, motivate and reward employees by directly linking the amount of any cash bonus to purely objective short-term financial performance of the Company. For the year 2000, certain executives (excluding the Chief Executive Officer) were eligible under the bonus plan. For the year 2001, the Compensation Committee has implemented a separate bonus annual non-discretionary incentive bonus plan that provides the Chief Executive Officer with the opportunity to earn an annual bonus for the year 2001. The Company has continued the bonus plan for certain other executives of the Company.

Employee Equity Ownership

  The Compensation Committee believes that the third key element of executive compensation--employee equity ownership--is highly motivating and provides a major incentive to employees in building stockholder value. Accordingly, stock options are granted to executive officers to provide long-term incentives for the achievement of the Company's strategic business plan, mission and values and to align the interests of executive officers with those of the stockholders. The Compensation Committee determines the size of any stock option to be granted on a basis consistent with the overall objectives and criteria outlined above, taking into consideration the particular executive's performance and level of responsibility within the Company, and the value to the Company of providing such executive with additional motivation toward achieving the Company's short and long-term financial and other goals. The Compensation Committee also considers previous grants of stock options and restricted stock and compares the number of options previously granted with those granted to other executive officers, taking into account each individual's level of responsibility, the expected future value of such individual to the organization, and the relationship between the additional incentive and the likelihood of the attainment of individual objectives. John
D. Hellmann, the Chief Financial Officer of the Company, was granted options to acquire 70,000 shares in 2000.

Deductibility of Executive Compensation

  Section 162(m) of the Code denies a deduction to any publicly held corporation for certain compensation paid to certain executive employees in a taxable year to the extent that the compensation exceeds $1,000,000. However, certain performance-based compensation is not included in calculating the $1,000,000 threshold. Stock options may qualify for this exclusion if the plan under which they are granted meets certain conditions. The Stock Plan currently contains limitations on the number of shares underlying options that may be granted to an optionee within any year, and, to the extent appropriate, the Company intends to take the necessary steps to conform its compensation practices to comply with the $1,000,000 compensation deduction limit under
Section 162(m) of the Code. The Compensation Committee does not believe that other components of the Company's compensation are likely to exceed $1,000,000 annually for any executive officer in the foreseeable future and, therefore, has concluded that no further action with respect to qualifying such compensation for deductibility is necessary at this time. In the future, the Compensation Committee will reconsider this decision in the event that the individual compensation of any of the Company's executive officers approaches the $1,000,000 level.

                                          Audit and Compensation Committee

                                          Peter G. Hanelt
                                          David H. Folkman

                               PERFORMANCE GRAPH

  The following graph compares the percentage change in the Company's cumulative total stockholder return on its common stock for the year ended December 30, 2000 with the cumulative total return of the Standard & Poor's Footwear-500 Index and the NASDAQ Retail Index.

  The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast the possible future performance of the Company's common stock.


   Company/Index             2/98                 12/98                  12/99                 12/00
   -------------             ----                 -----                  -----                 -----
Shoe Pavilion, Inc.          100                  107.14                 31.26                  17.86
Footwear-500                 100                   83.18                 98.65                 119.40
NASDAQ Retail Index          100                   86.33                 75.67                  46.43

                         REPORT OF THE AUDIT COMMITTEE

  The Audit and Compensation Committee of the Board of Directors, in its capacity as an audit committee (as such, the "Audit Committee"), is comprised of Peter G. Hanelt and David H. Folkman. The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company's consolidated financial statements, its system of internal controls and the independence and performance of its independent auditors. It also recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent auditors. The Committee is composed of two non-employee directors and operates under a written charter adopted and approved by the Board of Directors. Each Committee member is independent as defined by National Association of Securities Dealers, Inc. listing standards. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

  Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. The Audit Committee, however, is not professionally engaged in the practice of accounting or auditing and is not expert in the fields of accounting or auditing, including with respect to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

  The Audit Committee held four meetings during 2000. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management and the Company's independent auditors, Deloitte & Touche LLP. The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. It met with the independent auditors, with and without management present, to discuss the results of their examination and their evaluation of the Company's internal controls.

  The Audit committee reviewed and discussed the audited consolidated financial statements for the year ended December 30, 2000 with management and Deloitte & Touche. It also discussed with the independent auditors matters required to be discussed with audit committees under auditing standards generally accepted in the United States of America, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

  The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their independence from the Company. When considering Deloitte & Touche's independence, it considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to Deloitte & Touche for audit and non-audit services.

  Based on its review and these meetings, discussions and reports, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the year ended December 30, 2000 be included in the Company's Annual Report on Form 10-K. It has also recommended the selection of the Company's independent auditors, and, based on its recommendation, the Board has selected Deloitte & Touche as the Company's independent auditors for the year ending December 29, 2001, subject to shareholder ratification.

 .  Audit Fees

   The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the year ended December 30, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that year were $105,450.

 .  Financial Information Systems Design and Implementation Fees

   There were no fees paid to Deloitte & Touche for professional services rendered for information technology services relating to financial information systems design and implementation for the year ended December 30, 2000.

 .  All Other Fees

   The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the year ended December 30, 2000 were $70,450.

                                          Audit and Compensation Committee

                                          Peter G. Hanelt
                                          David F. Folkman

              OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

  The following table indicates, as to each director, each named executive officer and each holder known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting stock, the number of shares and percentage of the Company's stock beneficially owned as of March 31, 2001.

                                                              Common Stock
                                                              Beneficially
                                                            Owned as of March
                                                                31, 2001
                                                            --------------------
                                                            Number of
Name of Beneficial Owner or Group                            Shares      Percent
---------------------------------                           ---------    -------
Dmitry Beinus.............................................. 4,500,000(1)  66.2 %
Wellington Management Company, LLP.........................   400,000(2)   5.9%
Robert R. Hall.............................................    37,500(3)      *
David H. Folkman...........................................    16,500(4)      *
Peter G. Hanelt............................................    18,000(5)      *
                                                            ---------     -----
All directors and officers as a group (five persons)....... 4,572,000(6)  66.6 %

--------
(*) Less than 1%.

(1) The address of Mr. Beinus is 3200-F Regatta Boulevard, Richmond, California 94804. Mr. Beinus may be deemed to be a "control person" of the Company within the meaning of the rules and regulations of the SEC by reason of his stock ownership and executive positions with the Company.

(2) According to Schedule 13G/A filed with the Securities and Exchange Commission dated February 13, 2001, Wellington Management Company, LLP has shared voting power with respect to 260,000 of the shares and shared dispositive power with respect to all 400,000 of the shares.

(3) Includes 37,500 shares issuable upon exercise of outstanding options exercisable within 60 days of March 31, 2001.

(4) Includes 12,500 shares issuable upon exercise of outstanding options exercisable within 60 days of March 31, 2001.

(5) Includes 12,500 shares issuable upon exercise of outstanding options exercisable within 60 days of March 31, 2001.

(6) Includes 62,500 shares issuable upon exercise of outstanding options exercisable within 60 days of March 31, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from January 1, 2000 to December 30, 2000 all applicable filing requirements were complied with for its officers, directors, and greater than ten-percent beneficial owners, except as described below. John D. Hellmann inadvertently failed to timely file a Form 3 upon becoming an officer of the Company. No transactions were required to be reported on Mr. Hellmann's Form 3.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, there are no other matters which management intends to present or has reason to believe others will present at the Annual Meeting. If other matters properly come before the Annual Meeting, those who act as proxies will vote in accordance with their judgment.

                             STOCKHOLDER PROPOSALS

  Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. Any such proposal to be included in the proxy statement for the Company's 2002 annual meeting of stockholders must be submitted by a stockholder prior to December 31, 2001, in a form that complies with applicable regulations. Recently, the SEC amended its rule governing a company's ability to use discretionary proxy authority with respect to stockholder proposals, which were not submitted by the stockholders in time to be included in the proxy statement. As a result of that rule change, in the event a stockholder proposal is not submitted to the Company prior to March 19, 2002, the proxies solicited by the Board of Directors for the 2002 annual meeting of stockholders will confer authority on the holders of the proxy to vote the stocks in accordance with their best judgment and discretion if the proposal is presented at the 2002 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting.

                             COST OF SOLICITATION

  All expenses in connection with the solicitation of this proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders, will be paid by the Company.

                                 ANNUAL REPORT

  The Company's Annual Report of the year ended December 30, 2000 accompanies or has preceded this Proxy Statement. The Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Deloitte & Touche LLP, the Company's independent auditors.

  STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SEC PURSUANT TO THE EXCHANGE ACT FOR THE YEAR ENDED DECEMBER 30, 2000, BY WRITING TO THE COMPANY AT 3200-F REGATTA BOULEVARD, RICHMOND, CALIFORNIA 94804,
ATTENTION: JOHN D. HELLMANN, SECRETARY.

Dated: April 25, 2001

                                          By Order of the Board of Directors

                                          /s/ John D. Hellmann
                                          John D. Hellmann, Secretary

                                                                     APPENDIX A

                            AUDIT COMMITTEE CHARTER

Mission Statement

  The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight to the quality and integrity of the accounting, auditing and reporting practices of the corporation and such other duties as directed by the board.

Structure and Organization

1. The membership of the committee shall consist of at least three independent members of the board of directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. The committee and its' chair shall be designated by and serve at the pleasure of the board of directors.

2. Each member shall be free of any relationship that, in the opinion of the board, would interfere with their individual exercise of independent judgment.

3. The committee shall meet at least four times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary. Meetings may be by telephone.

4. The committee is expected to maintain free and open communication with the independent accountants, the internal auditors (if employed), management of the corporation and any external experts that the Company engages to audit or review the policies and procedures of the Company.

General Responsibilities

  The audit committee's general responsibilities include:

1. Meet periodically with the independent auditors, the internal auditors (if employed) and management in separate sessions to discuss any matters that the committee or these groups believe should be discussed privately with the committee. Provide sufficient opportunity for the independent auditors and the internal auditors (if employed) to meet without members of management present. The independent auditor is accountable to the board and the audit committee.

2. The committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose if, in its judgment, that is appropriate.

3. Submit the minutes of all audit committee meetings to, or discuss the deliberations thereat, currently with the board of directors.
4. Review and reassess this Charter annually.

5. The committee will do whatever else the law, the Company's charter or bylaws of the board of directors require.

Responsibilities for Engaging Independent Auditors and Appointing the Chief Internal Auditor

1. The audit committee recommends for approval by the board of directors and ratification by the shareholders the selection and retention of the independent accountant who audits the financial statements of the corporation. In so doing, the committee will discuss and consider the auditors written affirmation that the auditor is in fact independent, will discuss the nature and rigor of the audit process, receive and review all reports and will provide to the independent accountant full access to the committee (and the board) to report on any and all matters appropriate. In considering the independence of the independent auditors the committee will review the nature and related fees for all services provided to the company and such other inquiries as may be appropriate.

2. Arrange for the independent auditors to be available to the full board of directors at least annually to help provide a basis for the board's approval of the independent auditors' appointment.

3. Provision of guidance and oversight to the internal audit function of the corporation including review of the organization, plans and results of such activity and the coordination of such with the independent auditor. The audit committee shall assure the objectivity of the internal auditors and review and concur in the appointment, reassignment or dismissal of the company's chief internal auditor.

Responsibilities for oversight to the quality and integrity of the accounting, auditing and reporting practices of the corporation

1. Consider, in consultation with the independent auditor and management, the audit scope and plan of the independent auditor.

2. Review of financial statements (including timely review of quarterly earnings releases) with management and the independent auditor. It is anticipated that these discussions will include items subject to estimate, review of reserves and accruals, consideration of the suitability of accounting principles, review of highly judgmental areas, audit adjustments whether or not recorded, the clarity, consistency and completeness of the company's financial disclosures and the quality, not just acceptability of the resultant financial statements and such other inquiries as may be appropriate.

3. Discussion with management and the auditors the contents of any management letters issued by the auditors and of the quality and adequacy of the company's internal controls, including computerized information system controls and security.

4. It is expected that management, the independent accountant and the internal auditor will voluntarily bring to the committees attention any and all matters appropriate including (but not limited to) such items as:

  .  Any significant changes in audit plans from those previously approved.

  .  Any proposed change in accounting principles.

  . Any serious difficulties or disputes encountered with management during the course of the audit.

  . Other matters related to the conduct of the audit, which are to be communicated to the committee under generally accepted auditing standards.

5. Discussion with management of the status of pending litigation, taxation matters, monitoring compliance with laws and regulations, the code of business conduct and other areas of oversight to the legal and compliance area as may be appropriate.

6. Issuance annually of a summary report (including appropriate oversight conclusions) suitable for submission to the shareholders.

7. Review policies and procedures with respect to executive officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent or internal auditors.

8. Review the results of review of monitoring compliance with the company's code of conduct by the independent or internal auditors.

--------------------------------------------------------------------------------

 PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              SHOE PAVILION, INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 30, 2001

     The undersigned hereby appoints Dmitry Beinus, John D. Hellmann and David
H. Folkman, or any of them, each with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of SHOE PAVILION, INC. to be held at 3200-F Regatta Boulevard, Richmond, California, on May 30, 2001, at 10:30 A.M., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:

     (Continued, and to be marked, dated and signed, on the reverse side)


--------------------------------------------------------------------------------

(Continued from other side)

-----------------------------------------------------------------------------------------------------------------------------------

[This proxy will be voted as directed. In the absence of contrary directions,                                    [X]   Please mark
this proxy will be voted FOR the election of the directors listed below and                                             your votes
Proposal 2].                                                                                                             as this

1. ELECTION OF DIRECTORS:                                                                               FOR     AGAINST     ABSTAIN
    FOR all              WITHHOLD            2.  To ratify the selection of Deloitte & Touche LLP       [_]       [_]         [_]
nominees listed      authority to vote           as independent auditors for the year ending
  (except as         for all nominees            December 29, 2001.
   indicated)             listed
     [_]                   [_]               3.  In their discretion, upon any and all such             FOR     AGAINST     ABSTAIN
                                                 other matters as may properly come before the          [_]       [_]         [_]
                                                 meeting or any adjournment thereof.

                                                                                                                   I plan to attend
                                                                                                                      the meeting
                                                                                                                          [_]

Instruction: To withhold authority to vote for any individual nominee,                  STOCKHOLDERS ARE URGED TO MARK, DATE,
strike a line through that nominee's name in the list below.                            SIGN AND RETURN THIS PROXY PROMPTLY IN
                                                                                        THE ENVELOPE PROVIDED, WHICH REQUIRES
Dmitry Beinus,  David H. Folkman, Peter G. Hanelt and Denise Ellwood.                   NO POSTAGE IF MAILED IN THE UNITED STATES.






     Signature(s)                                                                                    Date

         The signature should correspond exactly with the name appearing on the certificate evidencing your Common Stock.
                     If more than one name appears, all should sign. Joint owners should each sign personally
-----------------------------------------------------------------------------------------------------------------------------------